                                             EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-1 (No.’s 333-153062, 333-147436, and 333-121563) and Form S-8 (No.’s  333-171952, 333-1604003, 333-153595, 333-133001, 333-70838, 333-49396 and 000-19301) of Communication Intelligence Corporation and its subsidiary of our report dated March 31, 2013 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern), which appears on page F-1 of this annual report on Form 10-K for the years ended December 31, 2013 and 2012.

PMB Helin Donovan, LLP
Austin, TX
March 31, 2014